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                                                                     Exhibit 1.1


                               1,500,000 SHARES(1)

                                   SEEC, INC.
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


                             UNDERWRITING AGREEMENT

                                                           _______________, 1997


H.C. Wainwright & Co., Inc.

Cruttenden Roth Incorporated
c/o H.C. Wainwright & Co., Inc.

One Boston Place
Boston, Massachusetts 02108
         as Representatives of the several

         Underwriters named in Schedule 1

         attached hereto

Gentlemen:


1. Introduction. SEEC, Inc., a Pennsylvania corporation (the "Company"), proposes to sell to the several underwriters named in Schedule 1 attached hereto (the "Underwriters"), for which H.C. Wainwright & Co., Inc. and Cruttenden Roth Incorporated are acting as representatives (the "Representatives"), an aggregate of 1,500,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). The 1,500,000 shares of Common Stock to be sold by the Company are referred to as the "Firm Shares." The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule 1 hereto.

     The Company also proposes to issue and sell an aggregate of not more than 225,000 additional shares of Common Stock if requested by the Representatives in accordance with Section 9 hereof. Such additional shares are referred to as the "Additional Shares." The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Representatives of the Underwriters.



     The Company hereby confirms as follows its arrangements for the purchase of the Shares by the Underwriters.


--------


(1) Together with an option to purchase from the Company up to 225,000 additional shares to cover over allotments.


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2. Representations and Warranties.


     (a) The Company represents, warrants and agrees with each of the Underwriters that, except as disclosed in the Effective Prospectus and the Final Prospectus (each as hereinafter defined):

         (i) A registration statement on Form S-1 (File No. 333-14027) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Act and the Rules and Regulations (as hereinafter defined) of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Such registration statement, as amended and revised at the time it becomes effective, or, if a post-effective amendment to such registration statement has been or is filed, at the time such post-effective amendment becomes effective, including financial statements and exhibits, is hereinafter referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission when it became or shall become effective, or, if the procedure in Rule 430A of the Rules and Regulations is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date of the Registration Statement pursuant to such Rule and, in either case, together with any changes contained in any prospectus filed with the Commission by the Company under Rule 424(b) of the Rules and Regulations with your consent after the effective date of the Registration Statement, is referred to herein as the "Final Prospectus." If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "Effective Prospectus." Any prospectus included in the Registration Statement and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as the "Pre-Effective Prospectus." For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable. For purposes hereof, all references to the Registration Statement, the Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         (ii) The Commission has not issued any order preventing or suspending the use of any Pre-Effective Prospectus and has not instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to such an order (a "Stop Order"); each Pre-Effective Prospectus, when filed with the Commission, conformed in all material respects to the requirements of the Act and the Rules and Regulations; when the Registration Statement became or shall become effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date (each as hereinafter defined), the Registration Statement, the Effective Prospectus, the Final Prospectus and each amendment and each supplement thereto, if any, will conform in all material respects to the requirements of the Act and the Rules and Regulations; any request of the Commission for additional information (to be included in the

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Registration Statement, the Effective Prospectus, the Final Prospectus or
otherwise) has been complied with; no part of the Registration Statement, nor any amendment thereto, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and none of the Effective Prospectus, the Final Prospectus or any Pre-Effective Prospectus (or any supplement thereto) as of their respective dates, and, in the case of the Final Prospectus (or any supplement thereto) at all times subsequent thereto up to and including the Closing Date and Option Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from any Pre-Effective Prospectus, the Registration Statement, the Effective Prospectus or the Final Prospectus, or any such amendment or supplement, made in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein. As used in this Agreement, the term "knowledge" means actual knowledge by any officer or director of the Company after reasonable inquiry.

         (iii) The Company (A) is a duly incorporated and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full power and authority (corporate and other), and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals (collectively, the "Consents") to own or lease its properties and to conduct its business as described in the Effective Prospectus and the Final Prospectus; and (B) is duly qualified to do business as a foreign corporation in each jurisdiction (x) in which the conduct of its business or (y) in which the character of the property owned or leased by it requires such qualification, except for those jurisdictions in which the failure so to qualify has not had and will not have in the aggregate a material and adverse effect on the Company. As used in this Agreement, the phrase "material and adverse effect on the Company" or similar phrase means any material and adverse effect, directly or indirectly, currently or prospectively, on the Company's financial condition, results of operations, properties or prospects or business in general.

         (iv) The Company has no subsidiaries.

         (v) The Company has a duly authorized and validly outstanding capitalization as set forth in the Effective Prospectus and the Final Prospectus and will have the adjusted capitalization set forth therein on the Closing Date, based on the assumptions set forth therein; the capital stock of the Company conforms to the descriptions thereof contained in the Effective Prospectus and the Final Prospectus; the outstanding shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable, without any personal liability attaching to the ownership thereof; the outstanding shares of capital stock have been issued in compliance with all applicable federal and state securities laws; and the Company has duly authorized the issuance and sale of the Shares to be issued and sold by the Company in accordance with this Agreement. Except as created hereby or referred to in the Registration Statement, the Effective Prospectus and the Final Prospectus, there are no outstanding options,

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warrants, rights or other arrangements (including without limitation preemptive rights) requiring the Company at any time to issue any capital stock. The
Shares are not and will not be subject to any preemptive or other similar rights of any shareholder, which have not been waived, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof will be validly issued, fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws; and the holders thereof will not be subject to any liability solely as such holders. Upon the issuance and delivery pursuant to the terms hereof of the Shares, the Underwriters will acquire good and marketable title to such Shares free and clear of any lien, encumbrance, equity, claim, security interest, or other restriction whatsoever.

         (vi) The financial statements and the related notes and schedules thereto filed with and as part of the Registration Statement, the Effective Prospectus and the Final Prospectus (collectively, the "Financial Statements") fairly present the financial condition, results of operations, stockholders' equity and cash flows of the Company at the respective dates of such statements, notes and schedules and for the respective periods to which they apply. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete and are in accordance with the books and records of the Company. Certain of the Financial Statements have been audited by BDO Seidman, LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement, the Effective Prospectus or the Final Prospectus. The financial information and statistical data set forth in the Effective Prospectus and the Final Prospectus under the captions "Prospectus Summary -- Summary Financial Data," Capitalization," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" have been prepared on a basis consistent with the Financial Statements.

         (vii) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, might have a material and adverse effect on the Company.

         (viii) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the opinion of the Company's management, customary and adequate for the businesses in which it is engaged, including, but not limited to, general liability insurance and insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by any company that is comparable to the Company in terms of its financial condition, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage with respect to the Company as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not now have, individually or in the aggregate, a material and adverse effect on the Company.

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         (ix) Except as disclosed in the Effective Prospectus and the Final
Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement, if any, are accurately summarized in all respects), or (C) would have a material and adverse effect on the Company.

         (x) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized by the Company's Board of Directors and executed and delivered by the Company. This Agreement, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors' rights generally, and general equitable principles relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, or its consummation of the transactions contemplated herein, conflicts or will conflict with, or results or will result, in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company pursuant to the terms of (A) the articles of organization or by-laws of the Company, (B) any contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their activities or properties.

         (xi) All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws) and, to the knowledge of the Company, no default has occurred under such agreements by the parties with whom the Company has entered into such agreements. The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1, and there

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are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies. Each transaction with ERA Software Systems Private Limited ("ERA") is on terms comparable to those in an arm's length transaction and has been evidenced by a formal agreement.

         (xii) Subsequent to the most recent respective dates as of which information is given in the Effective Prospectus and the Final Prospectus and except as expressly contemplated in the Effective Prospectus and the Final Prospectus, the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the condition (financial or other), net worth or results of operations of the Company. The Company is not in breach or violation of, or in default under, any term or provision of (A) its articles of organization or by-laws, (B) any contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any indebtedness, which breach, violation or default would have a material and adverse effect on the Company, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties and the effect of which breach or default would be material and adverse to the Company.

         (xiii) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a material and adverse effect on the Company.

         (xiv) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act or applicable state securities laws.

         (xv) The Company does not maintain an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

         (xvi) The Company owns or possesses adequate rights to use, license and sublicense all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information (together, "Proprietary Rights") currently employed by it in connection with its business. The Company has all Proprietary Rights necessary to carry out the Company's current, former and anticipated future activities, including without limitation, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the

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Proprietary Rights, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. The Company is not, nor as a result of the execution and delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in material violation of any license, sublicense or agreement to which the Company is a party or otherwise bound. The Company has not received any notice of infringement, misuse or misappropriation of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material and adverse effect on the Company. There is no pending or, to the knowledge of the Company, threatened or potential claim, challenge or proceeding by the Company against any third party for infringement, misuse or misappropriation or interference with any Proprietary Right owned, licensed or controlled by the Company. The Company has not disclosed any material confidential information developed or utilized by the Company to any third party except on a confidential basis and pursuant to a confidentiality agreement and with no intention to entitle such third party to use such information other than for the purposes set forth in such confidentiality agreement, nor, to the knowledge of the Company, has any third party disclosed confidential information developed or utilized by the Company to any person not an employee of the Company or of the third party. The Company has nondisclosure and confidentiality agreements with respect to the Proprietary Information with all employees of the Company.

         (xvii) The Company is not in violation of any laws, ordinances or governmental rules or regulations to which it or its property is subject, which violation would have a material and adverse effect on the Company and, without limiting the generality of the foregoing, the Company has not violated any applicable safety or similar law applicable to the business of the Company (or to its respective properties, whether owned or leased), or any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, or any applicable federal or state wages and hours law, or any provisions of ERISA or the rules and regulations promulgated thereunder, which violation would have a material and adverse effect on the Company.

         (xviii) No consent, approval, authorization or order of any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares to be sold hereunder.

         (xix) There are no holders of securities of the Company having rights (exercisable currently or in the future) to the registration of such securities under the Registration Statement who have not waived such rights with respect to the Registration Statement and the transactions provided for herein.

         (xx) Neither the Company nor, to the knowledge of the Company, any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any

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security of the Company, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

         (xxi) The Company has good and marketable title to all properties and assets owned by it free and clear of all liens, encumbrances, restrictions, equity, claims and defects, except such as are described in the Registration Statement, the Effective Prospectus and the Final Prospectus or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not interfere with the use made and proposed to be made of any of such properties or assets; all of the material leases and subleases of the Company, and under which the Company holds properties or assets as lessee or sublessee, constitute the binding obligations of the Company free and clear of any lien, encumbrance, claim or defect, are in full force and effect, and the Company is not in default in respect of any of the material terms or provisions of any of such leases or subleases, and the Company has not received notice of any material claim which has been asserted by anyone adverse to the rights of the Company as lessee or sublessee under any of such leases or subleases, or affecting or questioning the right of the Company to the continued possession of the leased or subleased premises or property under any such material lease or sublease, which would have a material and adverse effect on the Company; and the Company owns or leases all such premises and properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Effective Prospectus and the Final Prospectus; and the properties and business of the Company conform to the descriptions thereof contained in the Registration Statement, the Effective Prospectus and the Final Prospectus.

         (xxii) The Company holds all franchises, licenses, governmental approvals, permits, certificates and other authorizations from state, federal and other regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, governmental approvals, permits, certificates and other authorizations are in full force and effect and the Company is in all material respects in compliance therewith except where the failure so to obtain, maintain or comply with would not have a material and adverse effect on the Company.

         (xxiii) The Company maintains books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are executed as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xxiv) The Company has filed a registration statement pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock, has filed an application to list the Securities on the National Association of

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Securities Dealers, Inc. Automated Quotation Small-Cap Market (the "Nasdaq
Small-Cap Market"), and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

         (xxv) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with, or acting on behalf of, the Company has, directly or indirectly at any time since the inception of the Company: used any Company funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from Company funds; violated any provision of the Foreign Corrupt Practices Act of 1977 (the "FCPA"), as amended; or made any unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Exchange Act and the FCPA.


         (xxvi) The Company has obtained from each of its directors and officers (as defined in the Rules and Regulations), and from substantially all shareholders, who hold in the aggregate approximately ___________ shares of Common Stock, options to purchase approximately __________ shares of Common Stock and warrants to purchase approximately ____________ shares of Common Stock, his, her or its enforceable written agreement, in form and substance satisfactory to the Representatives and their counsel, that for a period of 270 days from the date of the Final Prospectus he, she or it will not, without your prior written consent, directly or indirectly, register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, shares of Common Stock, including, without limitation, any shares of Common Stock issuable under any employee or director stock options).


         (xxvii) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (xxviii) Except as described in the Final Prospectus, the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

         (xxix) The Company is in compliance with any and all applicable federal, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"). The Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business. The Company is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, license or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not,

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individually or in the aggregate, have a material and adverse effect on the
Company. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened (nor, to the knowledge of the Company, is there any basis therefor) relating to the Environmental Laws or to the Company's activities involving Hazardous Material. "Hazardous Material" means any material or substance that is prohibited or regulated by any Environmental Law, or that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. There have been no costs or liabilities, to the knowledge of the Company, associated with the effect of or compliance with the Environment Laws on the business, operations, properties or assets of the Company that would, individually or in the aggregate, have a material and adverse effect on the Company.

         (xxx) To the knowledge of the Company, no officer, director or stockholder of the Company other than Adam D. Young, David A. Smith, Thomas L. Dwyer and Gerald R. Appel, has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof, except as described in the Prospectus.

         (xxxi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares, other than any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or other materials permitted by the Act and the Rules and Regulations to be distributed.


         (xxxii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.


     (b) Each Underwriter hereby represents and warrants to the Company as follows:

         (i) Such Underwriter is registered as a broker dealer with the Commission and is registered with and holds all required authorizations from any jurisdiction in which such Underwriter's activities in connection with this Agreement require such registration or authorization.

         (ii) There is not now pending or, to the knowledge of such Underwriter, threatened against such Underwriter any action or proceeding of which such Underwriter has been advised, either in any court of competent jurisdiction, before the Commission or before any state securities commission, concerning such Underwriter's activities as a broker or dealer, nor has such Underwriter been named in any action or proceeding which may be expected to have a material adverse effect upon such Underwriter's ability to act as contemplated herein.

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3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company at $_____ per share (the "Purchase Price"), the number of Shares set forth opposite the respective name of such Underwriter on Schedule 1 hereto (and such number of Additional Shares as set forth in Section 9 hereof), subject to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

     Delivery of certificates for the Shares, and payment of the purchase price for the Shares, shall be made at the offices of H.C. Wainwright & Co., Inc., One Boston Place, Boston, Massachusetts 02108, or such other location as the Representatives shall determine and advise the Company by at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 a.m., Boston time, on the third business day following the Effective Date (as defined in Section 11) unless postponed in accordance with the provisions of Section 13, or at such other time as shall be agreed upon between you and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment in Boston Clearing House Funds by the several Underwriters through the Representatives to the order of the Company for the Shares. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., Boston time on the business day prior to the Closing Date. The Company shall not be obligated to sell any Firm Shares, unless all Firm Shares to be sold pursuant to this Agreement are purchased hereunder.

4. Public Offering of the Shares. As soon after the Registration Statement becomes effective as the Representatives deem advisable, it is understood that the Underwriters propose to make a public offering (the "Offering") of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at $____ per share (the "Public Offering Price") and upon the other terms set forth in the Effective Prospectus and the Final Prospectus relating to the Shares.


5. Covenants of the Company.

     (a) The Company covenants and agrees with each of the Underwriters that:

         (i) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and, if the procedure in Rule 430A of the Rules and Regulations is followed, to comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify you promptly of all such filings. The Company will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Effective Prospectus or the Final Prospectus before termination of the offering of the Shares by the Underwriters of which the Representatives shall not previously have been advised and furnished with a copy, or to which the Representatives shall have reasonably objected or which is not in compliance with the Act or the Rules and Regulations.

         (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives (x) when the Registration Statement, as amended, has become effective, if the provisions of Rule 430A will be relied upon, when the Final Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (y) of any request made by the Commission for amending the Registration Statement, for supplementing any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or for additional information, or (z) of the issuance by the Commission of any Stop Order or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such Stop Order and, if issued, to obtain the lifting thereof as soon as possible.

         (iii) The Company will cooperate with the Representatives to qualify the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request and will make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

         (iv) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Effective Prospectus, the Final Prospectus, or the Effective Prospectus or the Final Prospectus as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Effective Prospectus or the Final Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representatives and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance, each such amendment or supplement to be reasonably satisfactory to Morse, Barnes-Brown & Pendleton, P.C. (the "Underwriters' Counsel").

         (v) As soon as practicable, but in any event not later than 45 days after the end of the 12 month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the

Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.


         (vi) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants and prepared in accordance with generally accepted accounting principles) and unaudited quarterly reports of earnings, and will deliver to the
Representatives:


            (A) concurrently with furnishing such quarterly reports to its stockholders, a copy thereof in the form furnished to the Company's stockholders;

            (B) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for the fiscal year then ended, accompanied by a copy of the report thereon of independent public accountants;

            (C) concurrently with mailing, copies of all reports (financial or other) mailed to stockholders;

            (D) concurrently with mailing, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

            (E) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and


            (F) any additional information of a public nature concerning the Company or its business which the Representatives may reasonably request.


     During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company as its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

         (vii) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same as the Transfer Agent) for its Common Stock.


         (viii) The Company will furnish to the Representatives or on the Representatives' order, without charge, at such place as the Representatives may designate, copies of each Pre-Effective Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Effective Prospectus and the Final Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representatives may reasonably request. To the extent applicable, the printed copies of the Registration Statement and each amendment thereto (including all exhibits filed therewith), any Pre-Effective Prospectus, Effective Prospectus or Final Prospectus (in each case, as amended or supplemented) furnished to the Representatives will be identical to the electronic copies filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T.

         (ix) The Company will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 270 days after the date hereof, except pursuant to this Agreement and except for (a) grants of stock options at exercise prices equal to the fair market value of the Common Stock under the Stock Option Plan described in the Effective Prospectus and the Final Prospectus or (b) issuances pursuant to the exercise of stock options and warrants outstanding on the date hereof and described in the Effective Prospectus and the Final Prospectus.


         (x) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.


         (xi) As soon as the Company is advised or obtains knowledge thereof, the Company will promptly advise the Representatives of any change in the information set forth in the certificate delivered by the Company pursuant to
Section 7(vii) below.


         (xii) The Company will apply the net proceeds of the offering substantially in the manner set forth under the caption "Use of Proceeds" in the Effective Prospectus and the Final Prospectus.

         (xiii) The Company will timely file all such reports, forms or other documents as may be required, from time to time, under the Act, the Exchange Act, or the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act and the Rules and Regulations.

         (xiv) The Company will cause the Shares to be duly included for quotation on the NASDAQ Small-Cap Market prior to the Closing Date. The Company will use its best efforts to ensure that the Shares remain included for quotation on the NASDAQ Small-Cap Market following the Closing Date.


         (xv) The Company will not, without the prior written consent of the Representatives, (i) grant to any holder of securities of the Company any right to request registration of his securities under the Act or any related rights unless such registration rights may be exercised only after nine months following the effective date of the Registration Statement or (ii) file with the Commission any Registration Statements covering any equity securities of the Company within nine months following the effective date of the Registration Statement, except that the Company, at any time, may file a Registration Statement on Form S-8 to register options and shares of Common Stock issuable under the plans described in the Effective Prospectus and the Final Prospectus.


         (xvi) The Company will not, without the prior written consent of the Representatives, grant to any person who is not subject to an agreement described in Section 7(x) below any stock options or other rights to acquire Common Stock which would be exercisable within six months following the effective date of the Registration Statement.


         (xvii) The Company will comply with all provisions of all undertakings contained in the Registration Statement.


         (xviii) Prior to the Closing Date, the Company will not issue any press release or other communication, directly or indirectly, or hold any press conference with respect to the Company, the financial conditions, results of operations, business, properties, assets or liabilities thereof, or this offering, without the Representatives' prior written consent, which consent will not be unreasonably withheld.


         (xix) The Company will file timely with the Commission accurate reports on Form SR in accordance with Rule 463 of the Rules and Regulations or any successor provision.

         (xx) The Company will deliver to you, without charge, within a reasonable period after the expiration of the period in which the Underwriters may exercise the over-allotment option (but in no event later than six months from the date of the Prospectus), such bound volumes of the Registration Statement and all related materials as you may reasonably request.

         (xxi) The Company will execute a letter addressed to the transfer agent for the Company which instructs the transfer agent to note stop transfer instructions with respect to all of the shares of Common Stock which are subject to lock up agreements.

         (xxii) The Company will do and perform all things reasonably required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.


         (xxiii) All material transactions (or similar transactions which, collectively, are material) to be entered into by the Company with ERA shall be at arm's length and shall be approved by an independent committee of the Board of Directors of the Company.


6. Fees and Expenses.

     (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the

Company will pay and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery, shipping and mailing of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus, or any amendment or supplement thereto), this Agreement and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or Blue Sky laws, including the cost of preparing and mailing the preliminary and final "Blue Sky Memorandum" and disbursements and reasonable fees of counsel in connection therewith, (iv) fees and expenses relating to all filings and negotiations with the NASD, including disbursements and reasonable fees of counsel in connection therewith, (v) the filing fees payable to the Commission, the NASD and state securities authorities, (vi) all expenses (including any applicable transfer taxes) incurred in connection with the issuance and delivery to the Underwriters of the Shares to be sold in accordance with the Agreement, (vii) any costs or fees incurred in connection with the quotation of the Shares on the Nasdaq Small-Cap Market, and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not specifically provided for in this Section.

     (b) If the Firm Shares are purchased and sold on the Closing Date, then the Company shall pay to the Representatives an amount equal to 7 1/2% of the aggregate Public Offering Price of all Firm Shares sold in the Offering, which amount shall represent the underwriting discount. If any Additional Shares are purchased and sold on the Option Closing Date, then the Company shall pay to the Representatives an additional amount equal to 7 1/2% of the aggregate Public Offering Price of all Additional Shares sold in the Offering, which amount shall represent an additional underwriting discount as aforesaid.

     (c) If the Firm Shares are purchased and sold on the Closing Date, then the Company shall pay to the Representatives an amount equal to 2 1/2% of the aggregate Public Offering Price of all Firm Shares sold in the Offering, which amount shall represent a non-accountable allowance for the expenses incurred by the Representatives in connection with their duties and activities under this Agreement. If any Additional Shares are purchased and sold on the Option Closing Date, then the Company shall pay to the Representatives an additional amount equal to 2 1/2% of the aggregate Public Offering Price of all Additional Shares sold in the Offering, which amount shall represent an additional non-accountable allowance for the expenses incurred by the Representatives as aforesaid.

     (d) The Company agrees that if the Firm Shares are purchased and sold on the Closing Date then it will issue to the Representatives individually, and not in their capacities as Representatives, a warrant to purchase up to ten percent (10%) of the number of Shares of Common Stock offered by the Company at a price per share equal to

120% of the Public Offering Price (the "Representatives' Warrants"). The Representatives' Warrants shall not be exercisable for a period of one year from the date of issuance thereof and shall be exercisable thereafter for a period of four years. The Representatives' Warrants shall be evidenced by a certificate in the form and contain the terms and conditions as set forth in the exhibits to the Registration Statement. The Representatives' Warrants certificate shall be delivered in such denominations and in such names as may be requested by the Representatives.


     (e) If the purchase of the Shares as herein contemplated is not consummated because this Agreement is terminated pursuant to Sections 12(a) or 12(b) hereof or because of the failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company shall reimburse the several Underwriters for their documented out-of-pocket expenses, including counsel fees and disbursements, up to a maximum of $100,000 in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.


     (f) In the event that the Company abandons the offering contemplated by the Registration Statement because (i) the Company is acquired by merger, purchase of assets or otherwise; or (ii) the Company reorganizes with another entity; or (ii) the Company completes a financing (other than normal bank debt), then the Company shall hire the Representatives under the provisions of
Section 6(g). Any such fees payable under Section 6(g) shall be in addition to the reimbursement of expenses described in paragraph (e) above.

     (g) During the Exclusivity Period (as defined below), if the Company determines to engage a financial advisor or investment bank to advise the Company with respect to (i) the issuance and public sale of equity securities of the Company, the Representatives shall have the right, but not the obligation, to act as placement agents or managing underwriters, as the case may be, or (ii) the sale or disposition of the Company or any of its assets or the acquisition by the Company of any securities or assets of any other business entity, the Representatives shall have the right, but not the obligation, to act as the Company's exclusive financial advisors. In connection with any such engagements, the Company and the Representatives shall enter into agreements, appropriate under the circumstances, containing provisions for compensation, indemnification, and other matters that are usual and customary for other similar circumstances in which the Representatives are engaged. The "Exclusivity Period" refers to the two year period commencing from the date of this agreement regardless of whether or not the offering is consummated, provided, however, that in the event that the Representatives abandon the offering for any reason, the Exclusivity Period shall terminate as of the date of any such abandonment.


7. Conditions of the Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Shares to be purchased by such Underwriter hereunder is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder, and the following additional conditions:


         (i) The Registration Statement has become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; no Stop Order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or to the Representatives' knowledge, have been threatened or are contemplated by the Commission; and any request of the Commission for additional information to be included in the Registration Statement or the Effective Prospectus or the Final Prospectus or otherwise has been complied with or otherwise satisfied.

         (ii) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Effective Prospectus or the Final Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (iii) On or prior to the Closing Date, the Representatives shall have received from Underwriters' Counsel such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement, the Effective Prospectus and the Final Prospectus and other related matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.


         (iv) On the Closing Date and the Option Closing Date, as the case may be, the Underwriters shall have received the opinion, dated at the Closing Date, of Cohen & Grigsby, P.C., counsel to the Company to the effect set forth below:

            (A) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material and adverse effect on the Company;

            (B) The Company has corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Effective Prospectus and the Final Prospectus, and the Company has the power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

            (C) To the knowledge of such counsel, there are no holders of securities of the Company, who, by reason of the filing of the Registration Statement, have the right (and have not waived such right) to request the Company to register under the Act, or to include in the Registration Statement, securities held by them;

            (D) To the knowledge of such counsel, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company in the due performance and observance of any term, covenant or condition of any contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its property is subject;

            (E) The Company has an authorized capitalization as set forth in the Effective Prospectus and the Final Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (provided that such counsel's opinion as to any agreements that might confer any such rights shall be based upon such counsel's knowledge); the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued fully paid and nonassessable; the Shares have been duly authorized for quotation on the Nasdaq Small-Cap Market; and no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares (provided that such counsel's opinion as to any agreements that might confer any such rights shall be based upon such counsel's knowledge);

            (F) The statements set forth under the heading "Description of Securities" in the Effective Prospectus and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions;

            (G) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company; and this Agreement, assuming it is a binding agreement of the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors' rights generally, and general equitable principles relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws);

            (H) (i) To the knowledge of such counsel, no legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement, the Effective

Prospectus or the Final Prospectus and are not described therein, and no such proceedings have been threatened against the Company or with respect to any of its properties; and (ii) no contract or other document known to counsel is required to be described in the Registration Statement, the Effective Prospectus or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

            (I) The issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or Blue Sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company is a party or by which the Company or any of its properties are bound, or the charter documents or by-laws of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company (assuming, for purposes of this paragraph, the due qualification of the Shares for public offering by the Underwriters under state securities laws, and compliance with all applicable federal and state securities laws);

            (J) The Registration Statement is effective under the Act; any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no Stop Order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the knowledge of such counsel, are contemplated by the Commission; and

            (K) The registration statement originally filed with respect to the Shares and each amendment thereto and the Effective Prospectus and the Final Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

            (L) The Company is not now an "investment company" as defined in
Section 3(a) of the Investment Company Act; and


            (M) All issuances and sales of currently issued and outstanding securities by the Company that were issued when such counsel was counsel to the Company were exempt from registration under the Act and complied in all respects with the provisions of all applicable federal and state securities laws. To the knowledge of such counsel and after appropriate inquiry, all issuances and sales of currently issued and outstanding securities by the Company that were issued prior to when such counsel became counsel to the Company were exempt from registration under the Act and such counsel has, after appropriate inquiry, no reason to believe that such issuances did not comply in all respects with all other provisions of all applicable federal and state securities laws.

     In addition to the matters set forth above, the opinion shall also include a statement to the effect that such counsel has participated in conferences with representatives of the Company, counsel to the Underwriters, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and any Pre-Effective Prospectus and related matters were discussed, and that no facts have come to such counsel's attention which would cause such counsel to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, on the Closing Date, the Effective Prospectus, the Final Prospectus and the Registration Statement contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no comment as to the information provided by the Underwriters, the financial statements and schedules or other financial or statistical data included therein). With respect to such statement, such counsel may state that their belief is based on the procedures set forth therein, but is without independent check and verification except as otherwise expressly stated.

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement, Effective Prospectus and the Final Prospectus in this subparagraph
(iv) of Section 7 shall include any amendment or supplement thereto at the date of such opinion.

     (v) On or prior to the Closing Date, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purposes of enabling them to review or pass upon the matters referred to in paragraph (iii) of this Section 7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

     (vi) At the time that this Agreement is executed by the Company, the Underwriters shall have received from BDO Seidman, LLP a letter as of the date of this Agreement in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date, the Underwriters shall have received from BDO Seidman, LLP a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of BDO Seidman, LLP to suggest that the statements made in the Original Letter are not true and correct.

     (vii) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement, the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto and this Agreement, and that:

            (A) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

            (B) No Stop Order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the each such person's knowledge, are contemplated or threatened under the Act, and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made;

            (C) The Registration Statement, the Effective Prospectus and the Final Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and none of the Effective Prospectus or the Final Prospectus or any Pre-Effective Prospectus (or any amendment or supplement thereto) included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

            (D) Subsequent to the respective dates as of which information is given in the Registration Statement, the Effective Prospectus and the Final Prospectus, the Company has not incurred, up to and including the Closing Date, other than in the ordinary course of its business or as contemplated in the Effective Prospectus and the Final Prospectus, any material liabilities or obligations, direct or contingent; the Company has not paid or declared any dividends or other distributions on its capital stock; the Company has not entered into any transactions not in the ordinary course of business or as contemplated in the Effective Prospectus and the Final Prospectus, and there has not been any change in the capital stock (other than change resulting from the grant or exercise of options under stock option plans or agreements in effect as of the date of this Agreement) or long-term debt or any increase in the short-term borrowings (other than as disclosed in the Effective Prospectus and the Final Prospectus or any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change in the present or prospective business condition (financial or other), net worth or results of operations of the Company; the Company has not sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or, to each such person's knowledge, threatened against the Company which is required to be set forth in the Effective Prospectus or Final Prospectus which has not been so set forth; and there has occurred no event required to be set forth in an amended or supplemented Effective Prospectus or Final Prospectus which has not been so set forth.

     References to the Registration Statement, the Effective Prospectus and the Final Prospectus in this paragraph (vii) are to such documents as amended and supplemented at the date of the certificate.

         (viii) Subsequent to the respective dates as of which information is given in the Registration Statement, the Effective Prospectus and the Final Prospectus up to and including the Closing Date there has not been any material adverse change, or any development involving a prospective material adverse change, in the business or properties of the Company which change or development makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Effective Prospectus and the Final Prospectus.


         (ix) No order suspending the sale of the Shares prior to the Closing Date in any jurisdiction designated by you pursuant to Section 5(iii) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.


         (x) The Representatives shall have received from each of the Company's directors and officers and from substantially all shareholders, who hold in the aggregate approximately __________ shares of Common Stock, options to purchase approximately ___________ shares of Common Stock and warrants to purchase approximately ___________ shares of Common Stock, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell, grant, any portion to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 270 days after the date of this Agreement.

         (xi) The Company shall have furnished the Underwriters with such further opinions, letters, certificates and documents as the Representatives or Underwriters' Counsel may reasonably request in order to effectuate the provisions of this Agreement. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and to the Underwriters' Counsel. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under subsections (vii) and (xi) of this Section 7 shall constitute representations, warranties and agreements of the Company, as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.


         (xii) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriters' participation in such offering.


         (xiii) Prior to or on the Closing Date, the Company shall have provided to the Representatives copies of the agreements referred to in Section 2(a)(xvi).


8. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities whatsoever (which shall include, for all purposes of this Section 8, but not limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever whether or not in connection with any litigation in which an indemnified party is a party and whether or not involving a third party claim and any and all amounts paid in settlement of any claim or litigation), joint or several (and actions in respect thereof), to which such Underwriter or such persons may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Effective Prospectus or the Final Prospectus or any Pre-Effective Prospectus, or any amendment or supplement thereto, or any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the state securities or Blue Sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Underwriter or person for any legal or other expenses incurred by such Underwriter or person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to any such Underwriter, to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such document in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein, and provided, further, that such indemnity with respect to any Pre-Effective Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Shares which are the subject thereof if such Underwriter failed to send or give a copy of the Effective Prospectus or the Final Prospectus (or the Effective Prospectus or the Final Prospectus as amended or supplemented) to such person at or prior to confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Pre-Effective Prospectus was corrected in the Effective Prospectus or Final Prospectus (or the Effective Prospectus or the Final Prospectus as amended and supplemented); or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The indemnity agreement in this subparagraph shall be in addition to any liability which the Company may have at common law or otherwise.

     (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, claims, damages, expenses or liabilities whatsoever (which shall include, for all purposes of this Section 8, but not limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever whether or not in connection with any litigation in which an indemnified party is a party and whether or not involving a third party claim and any and all amounts paid in settlement of any claim or litigation), joint or several (and actions in respect thereof), to which the Company or any such director, officer, or controlling person may become subject, under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Effective Prospectus or the Final Prospectus or any Pre-Effective Prospectus, or an amendment or supplement thereto or any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by that Underwriter expressly for use therein; and will reimburse all legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; or (ii) any breach of any representation, warranty, covenant or agreement of any Underwriter contained in this Agreement; provided, however, that any obligation of any Underwriter to provide indemnification under the provisions of this Section 8(b) shall not be in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Effective Prospectus and the Final Prospectus. The indemnity agreement in this subparagraph (b) shall be in addition to any liability which each of the Underwriters may have at common law or otherwise.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify an indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from any indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party, in defense of any action assumed by it, shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action. The indemnified party shall not agree to settle any action or claim for which it intends to seek indemnification hereunder without the prior written consent of the indemnifying party.

     (d) If the indemnification provided for in this Section 8 is unavailable to hold harmless an indemnified party under subparagraphs (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. Anything in this Section 8(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(d) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.


9. Right to Increase Offering. At any time and from time to time during a period of 30 days from the effective date of the Final Prospectus, the Representatives, by no less than two business days' prior notice to the Company, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing and which shall be referred to as the "Option Closing Date") at which the Underwriters shall purchase from the Company in the manner described below, for the sole purpose of covering over-allotments by the Underwriters during the public offering, such number of Additional Shares as are specified in the notice. The maximum number of Additional Shares to be sold by the Company is 225,000 shares of Common Stock. Except to the extent waived by the Underwriters, all the provisions of this Agreement applicable with respect to the transactions contemplated on the Closing Date shall apply to such later closing (with such changes as are necessary) and the Additional Shares purchased at such closing hereunder shall be deemed Shares for all purposes of this Agreement.

     If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company, at the Purchase Price, the respective number of Additional Shares which bears the same proportion to the number of Additional Shares to be sold by the Company as the total number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto bears to the total number of Firm Shares to be sold hereunder, subject to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

10. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, reimbursement and contribution agreements contained in this Agreement.

11. Effective Date. This Agreement shall become effective at the later of (i) 9:30 a.m., Boston time, on the next full business day following the date on which the Registration Statement becomes effective under the Act or (ii) the execution of this Agreement.

12. Termination.


     (a) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Company at any time before this Agreement becomes effective in accordance with Section 11 hereof, by notice to the Representatives.

     (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may also be terminated by the Representatives by notice to the Company (i) in the event that the Company terminates this Agreement under Section 12(a) hereof; (ii) in the event that the Company has failed to comply in any material respect with any of the provisions of this Agreement on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties herein or therein are not accurate, or if the covenants, agreements or conditions of, or applicable to, the Company herein or therein contained have not been complied with in any material respect or satisfied within the time specified; (iii) if prior to the Closing Date or the Option Closing Date, the Company has sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company; (iv) if prior to the Closing Date or the Option Closing Date, trading in securities in the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market is suspended or a general banking moratorium has been declared by federal or state authorities; (v) if there has been a declaration of war by the United States, or if the United States has become engaged in a major outbreak of armed hostilities with a foreign government; or (vi) if there has been such a material adverse change in general economic, political or financial conditions or if there has been a material and adverse change to the Company as, in the Representatives' judgment, makes it impracticable or inadvisable to make or consummate a public offering of the Shares on the terms and in the manner contemplated in the Final Prospectus and in the Registration Statement.


     (c) Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

13. Substitution of Underwriters. If one or more of the Underwriters shall fail or refuse (otherwise than pursuant to Section 7 or for a reason sufficient to justify the termination of this Agreement under the provisions of Section 12 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Shares, then each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters. In such case, you shall have the right to postpone each Closing Date specified in Sections 3 and 9 hereof to a date not exceeding seven full business days after the date originally fixed as such Closing Date pursuant to said Sections 3 and 9 in order that any necessary changes in the Registration Statement, the Final Prospectus or any other documents or arrangement may be made.

     If one or more of the Underwriters shall fail or refuse (otherwise than pursuant to Section 7 or for a reason sufficient to justify the termination of this Agreement under the provisions of Section 12 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Shares in accordance with the terms hereof and the number of such Shares shall exceed 10% of the total Shares, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company or the Selling Shareholders except as otherwise provided in this Agreement. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 13, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


14. Notices. All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or telecopied and confirmed to care of H.C. Wainwright & Co., Inc., One Boston Place, Boston, Massachusetts 02108, Attention: Corporate Finance Department, with a copy to Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Waltham, Massachusetts 02154, Attention: Jeffrey P. Somers, Esq., or, if sent to the Company, shall be mailed or delivered or telecopied and confirmed to the Company at 5001 Baum Boulevard, Pittsburgh, Pennsylvania 15213, Attention: President, with a copy to Cohen & Grigsby, P.C., 2900 CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222, Attention: Daniel L. Wessels, Esq.


15. Successors. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and their respective successors, legal representatives, heirs and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of each Underwriter's officers, directors, partners, employees, agents and counsel and any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

16. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not effect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as is necessary to make it valid and enforceable.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between us.


                                         Very truly yours,

                                         SEEC, Inc.

                                         By: __________________________
                                             Name:
                                             Title:


The foregoing Underwriting
Agreement is confirmed and accepted as of the date first above written:

H.C. Wainwright & Co., Inc. and Cruttenden Roth
Incorporated, acting on their own behalf and as the Representatives of the several Underwriters referred to in the foregoing Agreement


By H.C. Wainwright & Co., Inc.

By:
   ---------------------------
     Name:
     Title:


By Cruttenden Roth Incorporated


By:
   ---------------------------
     Name:
     Title:

                                   SCHEDULE 1

                                  UNDERWRITERS



                                                  Number of
                                                  Firm Shares
Underwriter                                       to be Purchased
-----------                                       ---------------
H.C. Wainwright & Co., Inc......................
Cruttenden Roth Incorporated....................
                                                  ---------
Total                                             1,500,000